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                                                                   EXHIBIT 5.01

                                  July 2, 2001

Board of Directors
Black Box Corporation
1000 Park Drive
Lawrence, Pennsylvania  15055

Dear Gentlemen:

         We have acted as counsel to Black Box Corporation, a Delaware corporation (the "Corporation"), in connection with the proposed issuance by the Corporation of up to 1,550,000 additional shares of the Corporation's common stock, par value $.001 per share (the "Capital Stock"), pursuant to the terms of the Black Box Corporation 1992 Stock Option Plan (the "Plan").

         In connection with such proposed issuance, we have examined the Plan, the Certificate of Incorporation of the Corporation, as amended and restated, the By-laws of the Corporation, as amended and restated, the relevant corporate proceedings of the Corporation, the Registration Statement on Form S-8 covering the issuance of the shares, and such other documents, records, certificates of public officials, statutes and decisions as we consider necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing, we are of the opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and when the Capital Stock has been duly issued and delivered pursuant to the terms of the Plan, such shares of Capital Stock will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                  BUCHANAN INGERSOLL PROFESSIONAL CORPORATION



                                  By:  /s/ Ronald Basso
                                     ----------------------------------------
                                           Ronald Basso